Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated June 10, 2015, relating to the balance sheets of Royal Resources Partners LP, appearing in the Prospectus, which is part of this Registration Statement, and the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Houston, Texas

June 10, 2015